As filed with the U.S. Securities and Exchange Commission on February 1, 2021.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Noble Rock Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1566600
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

c/o Maples Fiduciary Services (Delaware) Inc.
4001 Kennett Pike, Suite 302

Wilmington, DE 19807

Telephone: (302) 338-9130
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Maples Fiduciary Services (Delaware) Inc.
4001 Kennett Pike, Suite 302

Wilmington, DE 19807

Telephone: (302) 338-9130
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (213) 687-5000	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Jessica S. Yuan, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252055

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant	1,150,000	$10.00	$11,500,000	$1,254.65
Class A ordinary shares included as part of the units(3)	1,150,000	—	—	—	(4)
Redeemable warrants included as part of the units(3)	383,334	—	—	—	(4)
Total			$11,500,000	$1,254.65	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252055).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252055), which was declared effective by the Securities and Exchange Commission on February 1, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $11,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 1,150,000 additional units of Noble Rock Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252055) (the “Prior Registration Statement”), initially filed by the Registrant on January 12, 2021 and declared effective by the Securities and Exchange Commission on February 1, 2021. The required opinions of counsel and related consents and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-252055) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Maples and Calder
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Marcum LLP
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-252055) filed on January 12, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Charleston, State of South Carolina, on the 1st day of February, 2021.

NOBLE ROCK ACQUISITION CORPORATION

BY:	/s/Whitney A. Bower
	Name:	Whitney A. Bower
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/Whitney A. Bower
Whitney A. Bower	Chief Executive Officer and Chairman	February 1, 2021

/s/Pete Low
Pete Low	Chief Financial Officer and Director	February 1, 2021

/s/Michael D. Alter
Michael D. Alter	Director	February 1, 2021

/s/David Habiger
David Habiger	Director	February 1, 2021

/s/David Lang
David Lang	Director	February 1, 2021

/s/Aemish Shah
Aemish Shah	Director	February 1, 2021

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